Exhibit 13

1

Regulation A Disclosure THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: NowRx, Inc. Telephone: 949-449-2700 2224 Old Middlefield Way, Suite J Mountain View, CA 94043 OR AT https://www.sec.gov/Archives/edgar/data/1702206/000110465921102906/tm2124505d1_partiiandiii.htm THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS. 2021 REVENUE FIGURES ARE PRELMINARY, UNAUDITED AND SUBJECT TO CHANGE. 2

Our Strategy Redesign the entire pharmacy stack leveraging robotics, AI and software automation to create: …creating what we believe is a large, defensible business with a path to profitability. Eliminate service failures due to: Insurance Physician Inventory Regulatory Delivery • a differentiated customer and physician experience based on frictionless processing and free same-day delivery, and • highly automated, low-cost dispensing and efficient delivery from micro-fulfillment locations, and • a high ROI growth model through physician referrals; 3

Timeline and Milestones Launch 1st micro-fulfillment location in Mountain View, CA Industry’s first modern Pharmacy Mgt System: QuickFill Pharmacy- Optimized Logistics Solution: Wheelz Natural Language AI Chatbot and Predictive Inventory (ML) Expand to 2nd state, Arizona Expand to top 15 metro areas across 10 states 2016 2017 2018 2019 2020 2021-2022 E LAUNCH QUICKFILL v1.0 QUICKFILL v2.0 QUICKFILL v3.0 MULTI-STATE NATIONAL Industry Certifications: 4

Full-stack, vertically integrated, digital pharmacy

We believe our technology provides:

- Superior Customer Experience
- Defensibility - Durable Competitive Advantage
- Clear path to profitability



QuickFill V3 – **Proprietary Pharmacy Management System**

Pharmacy Technology Stack

- Intelligent Claim Adjudication
- Predictive Inventory System(ML)
- Chatbot-Assisted Call Center
- Logistics & Automated Triage
- End-to-End Robotic Dispensing
- Automated Physician Comms

PATENTS

- Application (Pending) #: 16249899 – Method and System of an Automated Medication Dispensing and Delivery System
- Application (Pending) #: 17243575 - Systems, methods, and apparatuses for implementing machine learning model training and deployment for predictive inventory purchasing database

5

6 We own dispensing and delivery – The only way to maintain control over customer experience, and ….micro-fulfillment creates fixed overhead that is < 1% of industry1. 1Based on an internal study of square footage and available lease rates in the markets the Company currently serves.

5 Miles
NowRx
Radius
Palo Alto
CVS pharmacy
Los Altos
Mountain View
Los Altos Hills
Loyola
Rancho San Antonio Preserve
Black Mountain
Permanente
Cupertino
Monte Bello Preserve
Stevens Creek County Park

Micro-fulfillment: Optimized for Same-Day / Same-Hour

Mountain View Area	Traditional	NowRx
Locations	20 @ 15,000 sqft	1 @ 5,000 sqft
Total Sqft	300,000	5,000
Type of Space	Retail (Prime)	Commercial
Rent/Sqft[1]	$6.00	$2.00
Total Fixed Overhead	$1.8 million/month	$10k/month

NowRx's fixed overhead is <1% of typical large chain retail pharmacy[1].

[1] Includes CVS and Walgreens only. Monthly Rent estimates based on an average of public lease rates in Bay Area.. Based on an internal study of square footage and available lease rates in the markets the Company currently serves.

7

Footprint Orange County, CA Phoenix, AZ N. Los Angeles, CA South Bay, CA East Bay, CA California Arizona 8 Current

Results 1 2021 revenue figures are unaudited, preliminary and subject to change 2 Annualized Run Rate (ARR) = June Rev $1.9 million * 12. 9 0.7 2 5 7 13 2016 2017 2018 2019 2020 CAGR = 81% • H1 2021 Rev: $9.9 million • June 2021 Rev: $1.9 million • Annualized Run Rate (ARR) = $22.8 million2 Annual Orders by Territory 4,141 13,559 27,151 49,941 85,495 2016 2017 2018 2019 2020 Annual Revenue1 ($millions)

10 Cost of Fulfillment and Delivery Improving with Scale and Automation $0 $10 $20 $30 $40 $50 $60 $70 Jan-16 Sep-16 May-17 Jan-18 Sep-18 May-19 Jan-20 Sep-20 May-21 Jan-22 Sep-22 May-23 Jan-24 Sep-24 May-25 Dollars per Order Pharmacy Labor per Order (MNVW) Delivery Cost per Order (MNVW) Pharmacy Overhead per Order (MNVW) Pharmacy Labor per Order (New) Delivery Cost per Order (New) Pharmacy Overhead per Order (New) Expense By Volume Orders per Day Dispensing Expense per Order Retail: CVS, Walgreens, Etc.1 268 $20.22 NowRx – Current (MTVW location)2 178 $8.72 Industry High-Volume, Mail, etc.3 666 $3.27 NowRx – Projected at Scale 650 $3.98 This slide reflects management’s current views with respect to future events based on information currently available and is subject to risks and uncertainties. This slide is meant for illustrative purposes and does not represent guarantees of future results, levels of activity, performance, or achievements. 1 Cost of Dispensing Study (CCPA). 2 Estimates based on June 2021 data from Mountain View location (MTVW) only. 3 Reported from industry automation firm Parata Systems.

Levers to Enhance Long term Economics 11 High volume of pharmacy transactions per location enables greater use of automation High Value Data can be sold to drug manufacturers and other industry providers Delivery of non-prescription product add-ons (health and wellness items, vitamins, etc.) Specialty Pharmacy – Huge AOV: fertility, Cancer, Hepatitis, etc. Increased Purchasing power with wholesalers from volume – lower COGS Customer density per square mile improves delivery efficiency reducing cost of delivery per Rx Opportunity to improve patient medication adherence through better prescription drug management – reducing avoidable hospitalizations, improving patient outcomes, and reducing costs to payors.

12 Differentiated Customer Experience 02

Same Day Delivery Not About Delivery

Service failures define customer experience!

CONVENTIONAL PHARMACY	**NowRx** (Tech-Enabled)
Insurance error code or won't cover. Call customer service at insurance ⚠ *Phone call to insurance. On hold 30 min. Another 2-3 days waiting*	**Automatically resolves** insurance coverage errors and applies coupons when no coverage exists
Rx Error from Physician or need physician appt first. Call physician office ⚠ *Phone call to physician. On hold 15 min. Another 1 to 24 hours waiting*	**2-way electronic communication** with physicians EMR system to automatically manage refills, resolve errors with Rx
Pharmacy **out of stock** ⚠ *Waiting for next shipment. 1-2 days*	**Predictive Inventory Management** using Machine Learning (Patent pending). Out of stock < 1%
Manually count pills in the back and manually process label, etc. ⚠ *15-20 minutes to manually fill a medication using traditional methods*	**End-to-end robotic dispensing system** to sort, count bottle and label in < 30 seconds without human intervention
Retail footprint renders **free delivery unprofitable** ⚠ *2-3 days for free delivery*	**Micro-fulfillment strategy + logistic tech** makes free delivery profitable

13

NowRx’s Intelligent Claim Adjudication is Key 33% of adults have drug coverage denied1 14 More than one-third of adults across all income groups say that in the past year, they or a household member were told their health insurance plan would not cover a drug prescribed by their doctor. 1https://www.npr.org/sections/health-shots/2020/01/27/799019013/when-insurance-wont-cover-drugs-americans-make-tough-choices-about-their-health

NowRx’s Pharmacy Tech Creates Highly Differentiated Customer Experience 1-Star: 34% 1-Star: 32% 1-Star: 80% 1-Star: <1% 15 60 Pharmacy Industry 23 Net Promoter Score1 NowRx 1Source: Aug 2019 Survey to 200 NowRx customers. Industry benchmark from www.surveymonkey.com

Technology Stack Comparison: Legacy vs Modern

Pill Pack | CAPSULE

Consumer App

Legacy Pharmacy Mgt System[1]

e.g., PioneerRx, QS/1

Core Pharmacy Tech

NowRx

Consumer App

QuickFill v3.0 Pharmacy Mgt System[1]

- Inventory System
- Robotics Processing
- Automated Adjudication
- 2-way msg Physician (EMR)
- Chatbots
- Logistics

[1] Complete list of certified pharmacy management systems in the US: https://surescripts.com/network-alliance/eprescribing-pharmacy-software. QuickFill listed under "N" for NowRx.

16

17 Efficient Growth Model – B2B2C 03

Compelling Value Proposition to Physicians

QuickFill intelligent claim adjudication reduces time physician office spends on prior authorizations

Adds to Patient Convenience and Happiness with office "Concierge-like service"

Fewer patient call backs, issues with pharmacy/medications

Delivery addresses 30% of primary non-adherence – better health outcomes and better star ratings[2]

Physicians spend **$55,000** per year dealing with drug prior authorizations[1].

18

[1] "What Does It Cost Physician Practices To Interact With Health Insurance Plans?", Health Affairs, 2009
[2] ACADEMIC EMERGENCY MEDICINE 2008; 15:932–938 a 2008 by the Society for Academic Emergency Medicine.

Marketing Channels 19 B2B2C – Physician Referral (“B2D2C”) • 96% of new customers1 • CAC < $402 D2C – Digital • 4% of new customers, growing • More effective once physician referral channel has been developed 96% 4% We believe the Physician channel is the foundation for future growth. 1 Since inception, 2016. 2 South Bay territory during 2020.

Reliable Growth Multiplier Through Addition of New Territories New Territories Launched in Parallel; Lead Time: 3-6 months Annual Orders by Territory Micro-fulfillment Centers 20 - 40,000 80,000 120,000 160,000 200,000 2016 2017 2018 2019 2020 2021E South Bay Orange County Phoenix East Bay North LA 1 1 1 3 6 12 2016 2017 2018 2019 2020 2021E

Geographic Expansion Clustering Approach Locations within a metroplex to get contiguous coverage 1 2 3 Expand in Bay Area Expand in California & West Coast Expand Nationwide Complete In Flight Future 21

$413 $430 $447 $465 380 400 420 440 460 480 2017 2018 2019 2020 Rx Revenues Pharmacy Is A Large Market And Growing Consistently Pharmacy Industry Annual Revenue Market is INCREASING by $17B per year (~4%) 22

Additional Growth Opportunities Telehealth Convenient access to physicians, coupled with free-same day delivery Non-Prescription health and wellness products Specialty Pharmacy cancer, HIV, hepatitis, etc. Employers Health Plans CHANNELS CHANNELS PRODUCTS PRODUCTS SERVICES 23

24 Competition 04

Customer Experience Differentiation • Difficult to be a low cost provider – 95% of Rx transactions have cost to consumer set by health insurance plan • Little advantage from large SKU count – 98% of Rx filled by 300 medication types • Own fulfillment process • Build core pharmacy technology • Insurance • Physician 25 Neither size nor first-to- market are durable differentiators Huge opportunity exists to continue reducing fulfillment and service failures Long term customer experience differentiation can only come from core pharmacy fulfillment technology • Inventory • Delivery • Regulatory We believe Technology can help automate, streamline and optimize: Need to:

NowRx’s Pharmacy Tech: We believe we are 5-years ahead of competition NO CORE PHARMACY TECH CORE PHARMACY TECH DOESN’T OWN FULFILLMMENT OWNS FULFILLMENT Specialty Specialty 26

We Believe Specialty pharmacy has little room for differentiation and little defensibility 27 Specialty Pharmacy is a Niche Play with questionable long-term defensibility • Medications are complex, non-acute/non-urgent • Leading specialty pharmacy players already offer free delivery and courier services • Next-day or 2-day logistics model work for specialty but not for retail pharmacy where customers often demand same-day • Same-day/Same-hour logistics meet demands for both retail pharmacy and specialty

Pharmacy is complex - legacy software can't handle at scale

- Orders made by physicians, not consumers
- Complex ecosystem of billing, providers, payors, PBMs, manufacturers, FSA cards, etc.
- Stringent regulatory requirements
- Unique consumer behavior
  - Customers accustomed to same-day / same-hour service
  - Highly episodic use
  - Mix of acute and chronic needs

"

Eve J.
4/27/2021
CAPSULE

It took days to resolve an issue within their system for medication that I paid out of pocket, and I was left days without it. Today, it took 5 hours to figure out why they wanted to charge $1,488 for medication that costs $1.32 after insurance. It again, was an issue on their end. The medication hasn't changed neither did my insurance.

"

Aradia S.
6/19/2021
CAPSULE

HORRIBLE! My controlled substance script, same med, same dose, same insurance, I was informed my insurance would only cover ½. WTF. Had I not called I would still be waiting. If I hadn't screamed at them for an hour I would have gone 14 days without, that's 8 days longer than what happened last month.

"

J William K
5/4/2021
a
Pill Pack

Pillpack is a MEDICAL ERROR in waiting.

"

Barbara W
5/4/2021
a
Pill Pack

Nothing has gone right. They said they tried to contact my doctor, they did not. Different folks gave me Oks for a one-month supply when I requested 3-month supply over and over again. It seemed as if no single program reflected my calls and concerns – everyone had different information.

We believe pharmacy will be won by company with the best customer experience, created by the best technology 29 Being first to market or bigger does not provide durable advantage Traditional advantages of large e-commerce operation do not apply • Difficult to gain price advantage or large selection advantage • Amazon not known for strong customer service Rush to market without necessary tech will ultimately lose patients to companies with better customer experience • Legacy pharmacy systems will not scale well – customer experience is already suffering • No network effect barriers or large switching costs

30 Use Of Funds and Team 05

Current Funding Round Series C Preferred Technology / R&D Territory Expansion Marketing Ramp-up 31

Leadership Team



CARY BREESE
CEO & CO-FOUNDER

- CEO & Founder, Trafalgar Insurance, a technology leveraged insurance service business
- CEO of GenieDB a cloud-based app automation solution
- Completed Executive Training in Leadership at MIT Sloan School of Management & BS Electrical Engineering, Drexel U



SUMEET SHEOKAND
CTO & CO-FOUNDER

- CTO for GenieDB, a automation solution for cloud-based applications
- Led Data Warehouse team for Experian credit services
- VP Engineering for X1, an enterprise software solution for search.
- MBA from UCLA Anderson School



MELISSA BOSTOCK
DIRECTOR OF PHARMACY

- 15 year veteran in pharmacy management. Masters degree in public health, UCSF



BARRY KARLIN
DIRECTOR

- CEO & Founder, CRC Health, acqd $750M;
- CEO & Founder, Prospira Pain Care

32

33 • Defensible Moat - Unique, proprietary full-stack pharmacy technology, 2 patents pending • Predictable Growth Engine – Proven physician referral channel generating 6:1 ROI for customer acquisition1 • Path to Profitability – Proven ability to increase efficiencies with scale and tech • Very Large Market –$480B, growing $17B per year • Proven Team – Experienced leadership team with record of execution and generating ROI Summary 1 Based on South Bay territory during 2020 (LTV $240, CAC $40)

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Exclusive First Look | NowRx Returns

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Exclusive First Look | NowRx Returns

1 message

SeedInvest <contactus@seedinvest.com> Fri, Sep 10, 2021 at 2:57 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Now Accepting Reservations

Hi Obi,

We are excited to reintroduce NowRx, our latest Reg A+ reservation campaign. The company, which oversubscribed its $20M Series B round in 2020, is back again. As a reminder, NowRx is a tech-enabled, same-day delivery pharmacy. **We are excited to give you a private first look into NowRx's Seres C reservation campaign before the public launch on Thursday, August, 26th.**

By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Reservation Bonus Perks

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542273980212566&simpl=msg-f%3A1710542273980212566 1/2

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Exclusive First Look | NowRx Returns

NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. **The company is also offering an additional bonus perk to returning investors.** Learn more.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"). All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542273980212566&simpl=msg-f%3A1710542273980212566 2/2

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New | NowRx Continues 5-Star Rating

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New | NowRx Continues 5-Star Rating

1 message

SeedInvest <contactus@seedinvest.com> Thu, Sep 23, 2021 at 5:36 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Customer Service Highlight



NowRx continues to provide a 5-star experience to its customers

On Yelp, NowRx continues to be rated 5-stars among its reviewers. As NowRx has continued to grow, the company has maintained a customer-first focus. Here's what customers are saying about the NowRx experience in three recent company reviews:

- "Seriously they are the best pharmacy ever! So easy to use and they go the extra mile to partner with insurance and the doctor to make sure you get the right affordable prescription. They deliver super fast and will even come pickup your prescription notice if needed to fulfill the order." - Kiki T.
- "I started using NowRx in March 2020 during the beginning stages of the pandemic. My doctor had always recommended them, but I was weary. Honestly

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730028643468630&simpl=msg-f%3A1711730028643468630 1/3

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New | NowRx Continues 5-Star Rating https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730028643468630&simpl=msg-f%3A1711730028643468630 2/3 ..... Who delivers for free, within a few hours of receipt of the prescription, has very friendly customer service available by text or phone, has responses that are immediate and delivery employees that obviously love their jobs ...... NowRx does!..." - Rena R. "I'm used to picking up my prescriptions at a pharmacy and waiting in line and sometimes it feels like I'm speaking to robots when I fnally do get to the counter. My experience with NowRx was the opposite. It was pleasant, clear, and precise. I will not be going back to a regular pharmacy anymore if I can help it. Thanks NowRx!..." - Itamar H. NowRx has surpassed $6.9M making it the largest reservations campaign in SeedInvest history. RESERVE SHARES Reservation Bonus Perks NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. The company is also offering an additional bonus perk to returning investors. Learn more. Questions? Email us. We're happy to help. You are receiving this update because you are part of the SeedInvest community. If you would like to

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New | NowRx Continues 5-Star Rating

stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

The individuals above were not compensated in exchange for their testimonials. In addition, their testimonials should not be construed as and/or considered investment advice.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730028643468630&simpl=msg-f%3A1711730028643468630 3/3

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - New | NowRx Surpasses $4M in Reservations

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New | NowRx Surpasses $4M in Reservations

1 message

SeedInvest <contactus@seedinvest.com> Fri, Sep 10, 2021 at 2:57 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Campaign Milestone


NowRx

NowRx surpasses $4M in reservations

We are excited to announce that NowRx has surpassed $4M in reservations. The company is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics.

A reminder that NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. **Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO.** The company is also offering an additional bonus perk to returning investors.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542322581781989&simpl=msg-f%3A1710542322581781989 1/3

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - New | NowRx Surpasses $4M in Reservations

RESERVE SHARES

Coming Up | Kick-Off Invest Webinar

Join NowRx's CEO & Co-Founder Cary Breese for an investor webinar next Wednesday, September 8th at 4pm ET, for the opportunity to hear him discuss the company and answer questions from the crowd. Register.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542322581781989&simpl=msg-f%3A1710542322581781989 2/3

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - New | NowRx Surpasses $4M in Reservations https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542322581781989&simpl=msg-f%3A1710542322581781989 3/3 investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

9/23/21, 5:37 PM Circle Internet Financial Inc. Mail - New | NowRx Surpasses $5M in Reservations

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New | NowRx Surpasses $5M in Reservations

1 message

SeedInvest <contactus@seedinvest.com> Thu, Sep 23, 2021 at 5:35 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Campaign Milestone


NowRx
ON -DEMAND
DIGITAL PHARMACY

NowRx surpasses $5M in reservations

We are excited to announce that NowRx has surpassed $5M in reservations. The company is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics.

A reminder that NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. **Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO.** The company is also offering an additional bonus perk to returning investors.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711729994194931913&simpl=msg-f%3A1711729994194931913 1/2

9/23/21, 5:37 PM Circle Internet Financial Inc. Mail - New | NowRx Surpasses $5M in Reservations

RESERVE SHARES

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711729994194931913&simpl=msg-f%3A1711729994194931913 2/2

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - New Deal | NowRx Surpasses $2.5M of Reservations

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New Deal | NowRx Surpasses $2.5M of Reservations

2 messages

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Fri, Sep 10, 2021 at 3:27 PM

seedinvest

Weekly Deal Newsletter

Now Accepting Reservations


NowRx

NowRx | Digital health platform providing services from diagnosis to delivery

NowRx aims to make healthcare accessible, convenient, and affordable for all with its end-to-end platform. The company uses proprietary software and robotics to power its same-day pharmacy delivery and newly launched telehealth services.

The company generated over $13.4M in revenue in 2020, a near 90% YoY increase, and $9.49M in H1 2021 (note 2021 numbers are unaudited and subject to change).

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544192623663506&simpl=msg-f%3A1710544192623663506… 1/5

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - New Deal | NowRx Surpasses $2.5M of Reservations

The campaign has already surpassed $2.5M in reservations since launching publicly yesterday. This is NowRx's fifth fundraise on SeedInvest. The company oversubscribed its most recent $20M Series B raise in 2020.

LEARN MORE

Upcoming Webinars

- **Matcherino's Investor Webinar** | Tuesday, August 31st at 1pm ET
- **American Flag Football League's Investor Webinar** | Wednesday, September 1st at 4pm ET
- **September Reg A+ Webinar** | Thursday, September 2nd at 4pm ET
- **Gryphon's Final Webinar** | Tuesday, September 7th at 2pm ET
- **NowRx's Kick-Off Webinar** | Wednesday, September 8th at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544192623663506&simpl=msg-f%3A1710544192623663506… 2/5

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - New Deal | NowRx Surpasses $2.5M of Reservations https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544192623663506&simpl=msg-f%3A1710544192623663506… 3/5 American Flag Football League | Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more. Matcherino | The company is offering exclusive investor perks, including organized private tournaments in any game of your choosing. Learn more here. Don't Miss Out on Future Updates... Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profle page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.  SeedInvest Auto Invest Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here. Refer an Entrepreneur Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here. Browse all deals. Learn more about all of our investment opportunities.

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - New Deal | NowRx Surpasses $2.5M of Reservations

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx, Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx, Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

Matcherino, Inc, AMASS, and AFFL Associates, Inc. are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Matcherino, Inc: https://www.seedinvest.com/matcherino, AMASS: https://www.seedinvest.com/amass, AFFL Associates, Inc.: https://www.seedinvest.com/affl

Gryphon is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

SeedInvest <deals@seedinvest.com> Fri, Sep 10, 2021 at 3:28 PM

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544192623663506&simpl=msg-f%3A1710544192623663506… 4/5

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - New Deal | NowRx Surpasses $2.5M of Reservations

Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

[Quoted text hidden]

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544192623663506&simpl=msg-f%3A1710544192623663506… 5/5

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New Deal Updates from Future Acres, Matcherino, & More https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730131115050579&simpl=msg-f%3A1711730131115050579 1/2 Obianozo Chukwuma <obi@seedinvest.com> New Deal Updates from Future Acres, Matcherino, & More 1 message SeedInvest <contactus@seedinvest.com> Thu, Sep 23, 2021 at 5:37 PM Reply-To: contactus@seedinvest.com To: obi@seedinvest.com Deal Updates Hi Obi, In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profle page that you are interested in. Read more here. Future Acres, a creator of autonomous farm tools of tomorrow, announced its campaign end date - Friday, October 8th. Death & Co, an integrated hospitality group creating unique cocktail experiences across the U.S., grew its New York team by over 500% in H1 2021. Nowrx, a digital health platform that provides same day pharmacy delivery and telehealth services, surpassed $6M in reservations, making it the largest reservations campaign in SeedInvest history. Matcherino, a software platform for sponsors, game publishers, and tournament organizers to run scalable esports events, surpassed $4.5M raised and is still accepting investments. Browse all our deals. Learn more about all our investment opportunities.

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New Deal Updates from Future Acres, Matcherino, & More

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

NowRx, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx, Death & Co: https://www.seedinvest.com/death.co

Future Acres is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Future Acres: https://www.seedinvest.com/future.acres

Matcherino, Inc is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Matcherino, Inc: https://www.seedinvest.com/matcherino

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730131115050579&simpl=msg-f%3A1711730131115050579 2/2

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New Milestone | NowRx is SeedInvest's Largest Reservations Campaign https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730073423155928&simpl=msg-f%3A1711730073423155928 1/3 Obianozo Chukwuma <obi@seedinvest.com> New Milestone | NowRx is SeedInvest's Largest Reservations Campaign 1 message SeedInvest <contactus@seedinvest.com> Thu, Sep 23, 2021 at 5:36 PM Reply-To: contactus@seedinvest.com To: obi@seedinvest.com    Campaign Milestone NowRx surpasses $6.5M in reservations, making it the largest reservations campaign in SeedInvest history We are excited to announce that Nowrx, surpassed $6.5M in reservations, making this current Series C round the largest reservation's campaign in SeedInvest history. The company's previous oversubscribed $20M Series B round currently is SeedInvest's largest raise ever. NowRx is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics. The company is raising on SeedInvest for the fourth time in order to fuel national expansion and grow its newest product - NowRx Telehealth, which has achieved 73% MoM growth since launching.

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New Milestone | NowRx is SeedInvest's Largest Reservations Campaign

RESERVE SHARES

Reservation Bonus Perks

NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. **The company is also offering an additional bonus perk to returning investors.** Learn more.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730073423155928&simpl=msg-f%3A1711730073423155928 2/3

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - New Milestone | NowRx is SeedInvest's Largest Reservations Campaign https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730073423155928&simpl=msg-f%3A1711730073423155928 3/3 transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

9/10/21, 3:01 PM Circle Internet Financial Inc. Mail - NowRx | Pending Activity

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

NowRx | Pending Activity

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Fri, Sep 10, 2021 at 2:58 PM

seedinvest Reminder

Hi Obi,

We noticed that you started the reservation process for NowRx, but have yet to complete the process. Please note, if you have any questions for the company, you may post them on the discussion forum here.

If you would like to complete a reservation you may do so via the link below. As a reminder, by completing a reservation you will be able to confirm your investment ahead of the public launch and receive perks.

COMPLETE RESERVATION

Reservation Bonus Perks

NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. **The company is also offering an additional bonus perk to returning investors.** Learn more.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542360790131810&simpl=msg-f%3A1710542360790131810 1/2

9/10/21, 3:01 PM Circle Internet Financial Inc. Mail - NowRx | Pending Activity

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542360790131810&simpl=msg-f%3A1710542360790131810 2/2

9/24/21, 3:27 PM Circle Internet Financial Inc. Mail - NowRx Surpasses $7.5M in Reservations

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

NowRx Surpasses $7.5M in Reservations

SeedInvest <contactus@seedinvest.com> Fri, Sep 24, 2021 at 2:27 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Campaign Milestone


NowRx

NowRx surpasses $7.5M in reservations

We are excited to announce that Nowrx has surpassed $7.5M in reservations and is currently the largest reservations campaign in SeedInvest history. The company's previous oversubscribed $20M Series B round is currently SeedInvest's largest raise ever.

NowRx is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1711808790049780510&dsqt=1&simpl=msg-f%3A1711808790049… 1/3

9/24/21, 3:27 PM Circle Internet Financial Inc. Mail - NowRx Surpasses $7.5M in Reservations

RESERVE SHARES

Reservation Bonus Perks

NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. **The company is also offering an additional bonus perk to returning investors.** Learn more.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1711808790049780510&dsqt=1&simpl=msg-f%3A1711808790049… 2/3

9/24/21, 3:27 PM Circle Internet Financial Inc. Mail - NowRx Surpasses $7.5M in Reservations https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1711808790049780510&dsqt=1&simpl=msg-f%3A1711808790049… 3/3 transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - NowRx's Newest Telehealth Service

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

NowRx's Newest Telehealth Service

1 message

SeedInvest <contactus@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Fri, Sep 10, 2021 at 2:58 PM

seedinvest Now Accepting Reservations


NowRx
Please select the preferred option
New Prescription
Good afternoon John Doe
Good afternoon John Doe
Prescription Details
Get Started
Continue

Learn more about NowRx's newest product, NowRx telehealth, which has achieved 73% MoM growth since launching

After raising a record-breaking $20M Series B in 2020, NowRx used those funds to continue expansion across the nation and launch a new service - NowRx Telehealth. With this new product, NowRx is not only providing free, same-day delivery prescriptions, but providing telehealth services, using proprietary software and robotics.

- **What is telehealth?** Telehealth is the use of communications technologies to provide health care from a distance. This can include virtual visits with healthcare providers, remote patient monitoring, and more.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542342799605926&simpl=msg-f%3A1710542342799605926 1/3

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - NowRx's Newest Telehealth Service https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542342799605926&simpl=msg-f%3A1710542342799605926 2/3 What does NowRx Telehealth look like today? The frst product is HIV PrEP (Now PrEP), which averages a $500 margin per transaction. PrEP is a preventative medication for individuals that believe they may be at risk for HIV. What will NowRx Telehealth look like in the future? Beyond HIV PrEP, NowRx plans to offer other treatment services including erectile dysfunction, hair loss, and STD treatment. How much traction has NowRx achieved since launching in January? The company launched NowRx Telehealth this past January, entering the $61B industry. NowRx Telehealth sales have grown an average of 73% MoM from January 2021 to July 2021 (unaudited). LEARN MORE Reservation Bonus Perks NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. The company is also offering an additional bonus perk to returning investors. Learn more. Upcoming Kick-Off Investor Webinar Join NowRx's CEO & Co-Founder Cary Breese for an investor webinar this Wednesday, September 8th at 4pm ET, for the opportunity to hear him discuss the company and answer questions from the crowd. Register.

9/10/21, 3:00 PM Circle Internet Financial Inc. Mail - NowRx's Newest Telehealth Service

Want to keep up to date on NowRx's company updates and events? Be sure to click the "Follow" button to be subscribed to new announcements.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542342799605926&simpl=msg-f%3A1710542342799605926 3/3

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Reg A+ Rundown | NowRx is Back

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Fri, Sep 10, 2021 at 2:57 PM

seedinvest

Reg A+ Rundown

Hi Obi,

We are excited to announce that SeedInvest's largest campaign ever has returned - **NowRx**, which oversubscribed its $20M Series B round back in 2020, is back and now accepting reservations for its Series C round. Plus, **Gryphon**, the largest live deal on the platform, is closing soon. Read on for more updates and upcoming webinars.

Now Accepting Reservations

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 1/7

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back


NowRx

NowRx | Tech-enabled, same-day delivery pharmacy

NowRx is a tech-enabled pharmacy using proprietary software, robotics, and logistics to create a more convenient retail pharmacy service, including free same-day delivery for medications, thereby eliminating the need to visit a pharmacy.

Highlights include:

- Generated over $13.4M in revenue in 2020, a near 90% YoY increase from 2019; achieved $9.79M in H1 2021 revenue, a 70% YoY increase (2021 figures unaudited, preliminary, and subject to change)
- In the last 12 months, the company expanded from two (2) territories to five (5), throughout Northern California, Southern California, and Phoenix, Arizona
- More than 35K customers and 365K prescriptions delivered, across five (5) territories and eight (8) micro-fulfillment locations
- Recently launched NowRx Telehealth, targeting the $61B global Telehealth market; the company's Quickfill auto coupon saved customers more than $2.8M in 2020

NowRx successfully raised four previous funding rounds on SeedInvest - its last oversubscribed $20M Series B is SeedInvest's largest raise to date. The company is now raising its Series C to fuel its nationwide expansion.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 2/7

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 3/7 RESERVE SHARES Closing Soon Gryphon, the largest live deal on SeedInvest, is ending its campaign on Friday, September 10th Gryphon is a cloud managed network protection platform powered by machine learning to keep families and businesses safe. The company's products include a family of powerful wireless mesh WiFi routers, cloud management application, and a smart phone app. Gryphon recently expanded to Canada and launched its newest product. Gryphon AX is the most powerful Gryphon yet and is more than 40% faster. Read all campaign updates here. The last day to invest is Friday, September 10th - less than two weeks from today. Since Gryphon launched its campaign, the company has raised more than $4.6M, making it the largest live deal on SeedInvest.

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 4/7 INVEST IN GRYPHON Company Updates AppMail added a new video where Priceline's co-founder comments on the company. Jeff Hoffman is a shareholder and advisor to the company. Basil Street expanded to Colorado by launching its first automated pizza kitchen (APK) in Denver. This illustrates the company's nationwide expansion and push towards launching 50 live APKs in the field by fall 2021. Death & Co achieved a 81% average MoM growth rate across its East Village location. Innovega expanded its IP portfolio with two new patent applications that would protect the methodologies for decreasing manufacturing costs and increasing comfort for the component-containing smart contact lenses. Upcoming Webinars September Reg A+ Webinar | Thursday, September 2nd at 4pm ET Gryphon Final Webinar | Tuesday, September 7th at 2pm ET NowRx Kick-Off Webinar | Wednesday, September 8th at 4pm ET Reservation Bonus Perks

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 5/7 Death & Co | Investors that reserve shares and later purchase their reserved shares will receive bonus perks such as access to the Death & Co Cocktail Compendium, with almost 1,000 original cocktails, as well as the Investor Cocktail 101 Virtual Class. AppMail | Investors that reserve shares and later purchase their reserved shares will receive a bump up to the next tier of perks upon conversion to an investment. Perks include free InterContinental hotel points and JetBlue airline tickets.  SeedInvest 101 New to SeedInvest or just want to learn about how the platform works? Join us for our weekly 101 webinar for a brief overview of SeedInvest and how to make the most of your investing experience, ending with a live Q&A session to answer any questions you may have. Register here. "Follow" Button Interested in never missing an update on a company? Log into your account and click the "Follow" button on a company's profle page. You can also select multiple deals to follow at once by logging in, navigating to User Settings, and then clicking Communication.  Refer an Entrepreneur Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back

More About Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $75M from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently
- Customers who own shares refer 2x as many people, increasing virality

SeedInvest closed its largest round ever when NowRx raised its $20M Series B round via Regulation A+.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

*Data referenced is current as of 2016.

Gryphon, Innovega, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 6/7

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - Reg A+ Rundown | NowRx is Back

that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega, Future Acres: https://www.seedinvest.com/future.acres

Death & Co, AppMail, Basil Street Cafe, and NowRx are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail, Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542312084458196&simpl=msg-f%3A1710542312084458196 7/7

9/10/21, 3:03 PM Circle Internet Financial Inc. Mail - Reminder | NowRx Kick-Off Webinar Today

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Reminder | NowRx Kick-Off Webinar Today

1 message

SeedInvest <contactus@seedinvest.com> Fri, Sep 10, 2021 at 2:58 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Webinar Today


FREE Same Day Delivery
We Take Insurance
NowRx
A Better Pharmacy
949-619-6000
NowRx

NowRx's Kick-Off Webinar I Wednesday, September 8th at 4pm ET

Join NowRx's CEO & Co-Founder Cary Breese for an investor webinar today, Wednesday, September 8th at 4pm ET, for the opportunity to hear him discuss the company and answer questions from the crowd.

NowRx is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542372295622634&simpl=msg-f%3A1710542372295622634 1/3

9/10/21, 3:03 PM Circle Internet Financial Inc. Mail - Reminder | NowRx Kick-Off Webinar Today https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542372295622634&simpl=msg-f%3A1710542372295622634 2/3 REGISTER Reservation Bonus Perks NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. The company is also offering an additional bonus perk to returning investors. Learn more. Want to keep up to date on NowRx's company updates and events? Be sure to click the "Follow" button to be subscribed to new announcements. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confrmation emails and all other transactional emails related to activities on your account. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualifcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualifed by the Commission. A Preliminary Offering Circular

9/10/21, 3:03 PM Circle Internet Financial Inc. Mail - Reminder | NowRx Kick-Off Webinar Today https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542372295622634&simpl=msg-f%3A1710542372295622634 3/3 that forms a part of the Offering Statement has been fled with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx Copyright © 2021 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notifed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any fnancial product. Investments are offered only via defnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: NowRx Crosses $6M Reserved & More

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

SeedInvest's Weekly Highlights: NowRx Crosses $6M Reserved & More

1 message

SeedInvest <contactus@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Thu, Sep 23, 2021 at 5:37 PM

seedinvest

Top 5 Weekly Highlights

SeedInvest's Weekly Highlights is a roundup of a selection of 5 deal updates, key milestones, portfolio company news, and more from the prior week.


PADL
NowRx

1. NowRx surpassed $6M in reservations, surpassing Virtuix as the largest reservations campaign in SeedInvest history. Learn more.

2. Future Acres announced a commercial non-binding memorandum of understanding (MOU) with Grown Rogue, one of the premier cannabis farmers

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730111111847158&simpl=msg-f%3A1711730111111847158 1/3

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: NowRx Crosses $6M Reserved & More

in the U.S. This could result in a potential revenue opportunity totaling more than $24M over five years (. The campaign is closing soon. Learn more.

3. Graze, a SeedInvest portfolio company and creators of electric, fully-autonomous lawn mowers, demonstrated its technology in South Pasadena, as the city looks to incorporate greener technology. Learn more.
4. Revry, the first global LGBTQ+ media network and a SeedInvest portfolio company, was featured on "The Come Up" podcast. Revry's CEO Damian Pelliccione discusses saying no to his family business, launching the first Queer streamer network from his living room, and changing the narrative for the Queer community. Learn more.
5. PADL, a SeedInvest portfolio company and a platform for self-serve paddle sport rentals, announced its planned expansion outside of Florida, opening locations in North Carolina and Virginia. Learn more.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Check out our browse offerings page to learn more about all our live deals.

Questions? Email us. We're happy to help.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730111111847158&simpl=msg-f%3A1711730111111847158 2/3

9/23/21, 5:38 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: NowRx Crosses $6M Reserved & More

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving weekly highlight emails, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Future Acres is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Future Acres: https://www.seedinvest.com/future.acres

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1711730111111847158&simpl=msg-f%3A1711730111111847158 3/3

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: Shelf.io Closes $52M Series B & More https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544100761606119&simpl=msg-f%3A1710544100761606119 1/3 Obianozo Chukwuma <obi@seedinvest.com> SeedInvest's Weekly Highlights: Shelf.io Closes $52M Series B & More 1 message SeedInvest <deals@seedinvest.com> Fri, Sep 10, 2021 at 3:26 PM Reply-To: contactus@seedinvest.com To: obi@seedinvest.com Top 5 Weekly Highlights SeedInvest's Weekly Highlights is a roundup of a selection of 5 deal updates, key milestones, portfolio company news, and more from the prior week.  1. Shelf.io, an AI-driven knowledge automation company, and SeedInvest portfolio company, recently closed a $52.5M Series B after posting 4x ARR growth in the last year. Learn more.

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: Shelf.io Closes $52M Series B & More https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544100761606119&simpl=msg-f%3A1710544100761606119 2/3 2. Gryphon, surpassed $5M in investments, making it the largest live deal currently raising on our platform. The last day to invest is next Friday, September 10th - less than one week from today. Learn more. 3. Blokable, a SeedInvest portfolio company and a modular, smart building system for developers, was featured on Jason Calacanis' "This Week in Startups" podcast discussing how to scale housing. Learn more. 4. NowRx, SeedInvest's largest raise ever, surpassed $4M in reservations within the frst week of launching reservations for its upcoming Series C campaign. Learn more. 5. Osiris Media, a media platform for passionate music and culture fans and SeedInvest portfolio company, will soon launch "Highway Butterfy: The Stories Of Neal Casal." Learn more. Refer an Entrepreneur Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here. Check out our browse offerings page to learn more about all our live deals.  Questions? Email us. We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like

9/10/21, 3:28 PM Circle Internet Financial Inc. Mail - SeedInvest's Weekly Highlights: Shelf.io Closes $52M Series B & More

to stop receiving weekly highlight emails, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Gryphon is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710544100761606119&simpl=msg-f%3A1710544100761606119 3/3

9/24/21, 3:05 PM NowRx - SeedInvest Page 1 of 14 https://www.seedinvest.com/nowrx/series.c ! " DOWNLOAD NowRx Digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics Follow $7,605,336 Amount Reserved $10.85 Share Price $275,000,000 Pre-Money valuation RESERVE YOUR SPOT IN NOWRX By making a reservation, you are requesting a spot to invest in NowRx's upcoming oﬀering. A reservation is non-binding and you may change the amount at any time. Website: https://nowrx.com/ Share: Company Highlights › Generated over $13.4M in revenue in 2020, a near 90% YoY increase from 2019; achieved $9.79M in H1 2021 revenue, a 70% YoY increase (2021 ﬁgures unaudited, preliminary, and subject to change) › In the last 12 months, the company expanded from two (2) territories to ﬁve (5), throughout Northern California, Southern California, and Phoenix, Arizona › More than 35K customers and 365K prescriptions delivered, across ﬁve (5) territories and eight (8) micro-fulﬁllment locations › Recently launched NowRx Telehealth, targeting the $61B global Telehealth market; the company's Quickﬁll auto coupon saved customers more than $2.8M in 2020 › Successfully raised four previous funding rounds on SeedInvest; its last oversubscribed $20M Series B is SeedInvest's largest raise to date Fundraise Highlights › Total Round Size: US $73,529,408 › Raise Description: Series C › Minimum Investment: US $998 per investor › Security Type: Preferred Equity › Pre-Money valuation : US $275,000,000 › Target Minimum Raise Amount: US $2,500,000 NowRx is rebuilding healthcare, making it – accessible, convenient, and affordable for all. With same day pharmacy delivery and telehealth services, NowRx offers patients an end-to-end solution for getting medications they need, when they need them! NowRx is redeﬁning healthcare by providing patients with an accessible, convenient, and aﬀordable platform that provides same day pharmacy delivery and telehealth services. Leveraging a comprehensive array of technology including customized robotic dispensing, industry leading consumer and driver apps, and QuickFill – a proprietary pharmacy management and logistics system, NowRx oﬀers customers several key beneﬁts including: Free Same Day Prescription Delivery Online Prescribing for Various Conditions Automatic Discount Search & Application NowRx is accepting reservations for an Oﬀering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the oﬀering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No oﬀer to buy securities can be accepted and no part of the purchase price can be received without an Oﬀering Statement that has been qualiﬁed by the Commission. A copy of the Preliminary Oﬀering Circular that forms a part of the Oﬀering Statement may be obtained both here and below. Highlights Overview Product & Service The Team Term Sheet Investor Perks Prior Rounds Market Landscape Risks & Disclosures Oﬀering Circular Data Room Updates 165 comments FAQs About Investing Contact SeedInvest Can we use cookies to improve your experience and present relevant ads to you? Learn More Yes No

9/24/21, 3:05 PM NowRx - SeedInvest Page 2 of 14 https://www.seedinvest.com/nowrx/series.c Insurance Approval & Payment Assistance Increased Dispensing Speed & Reduced Error Rates 5 Star Live Customer Service To date, NowRx has 8 DEA licensed micro fulﬁllment pharmacies spread across the San Francisco Bay Area, Orange County, Los Angeles, and Phoenix with more than 35K customers and 365K prescriptions successfully delivered to date. Additionally, at the time of writing, every single NowRx location boasts a 5-star review rating on Yelp from patients and doctors. Product & Service NowRx Model: NowRx is providing healthcare the way it should be – accessible, convenient, and aﬀordable for all. NowRx oﬀers FREE same-day pharmacy delivery and telehealth services for a variety of conditions. Expedited 1 hour delivery is also oﬀered for a $5 charge. All pharmacy services are provided from eﬃcient, automated, DEA licensed micro fulﬁllment centers that utilize proprietary pharmacy technology and advanced end-to-end robotic dispensing, which we believe minimizes overhead and reduces the cost of dispensing as compared to industry averages. All telehealth services are provided completely digitally through the NowRx Telehealth app with assistance from the NowRx partner doctor network and no overhead expense to NowRx. For Patients & Physicians: NowRx oﬀers pharmacy and telehealth services to patients through the suite of NowRx apps, the NowRx website, text, telephone, or through virtual assistants such as Google Home. Physicians can send new prescriptions to NowRx using their existing process – electronic prescribing, fax, or written Rx. Current services oﬀered by NowRx include: - Filling new prescriptions or reﬁlls through NowRx - Free Same Day Prescription Delivery - Online Prescribing for Various Conditions - Drug Discount Search & Application - Streamlined Insurance Approval & Payment Assistance - Pharmacist & Physician Consultations - Live support for pharmacy & related questions How NowRx Makes Money: NowRx generates revenue like any other option for pharmacy or physician care – insurance reimbursement, patient copays, or “cash pay”. This revenue model has been used successfully by the largest hospital and pharmacy groups for more than 50 years. Competitive Advantage: NowRx has three (3) main competitive advantages: proprietary pharmacy software and robotics, eﬃcient micro fulﬁllment pharmacies, and a digital-based service model. Proprietary Pharmacy Software & Robotics: NowRx’s proprietary pharmacy software “QuickFill” makes it possible to improve eﬃciency and reduce the cost of ﬁlling each prescription by streamlining a number of pharmacy tasks including insurance processing and error management, purchasing and inventory management, discount coupon application, and reﬁll processing. NowRx’s Parata robot, and its seamless integration with QuickFill, automates the ﬁlling of prescription counting, labeling, bottling, and capping each prescription in under 30 seconds while minimizing dispensing errors caused by manual counting. Low-Cost Micro Fulﬁllment Pharmacies: Utilizing eﬃcient micro fulﬁllment pharmacies to dispense and deliver prescriptions provides NowRx with what we believe is signiﬁcant cost savings each month: while traditionally pharmacies need to pay for a prime retail storefront in a convenient location to maximize walk-in traﬃc and convenience to customers – NowRx does not. Since NowRx delivers, we instead look for low-cost space near major roads which minimizes our rent overhead at each location. Digital Based Service Model: In addition to typically paying less per square foot, the NowRx model generally requires less total square footage for each pharmacy location due to the digital-based service model which does not require consumers to come into stores. Moreover, the NowRx Telehealth oﬀering does not require ANY rent overhead since partner doctors are able to work out of their existing practices. We believe both these features provide meaningful cost savings relative to traditional pharmacy model alternatives. All these factors combined provide what we believe is a competitive advantage for NowRx over both traditional AND next-gen competitors which we believe translates into more convenient, accessible, and aﬀordable care for patients. Gallery

NowRx - SeedInvest 9/24/21, 3:05 PM




NowRx
A Better Pharmacy
Get Started
Good morning Terry
Drug Interaction Checker
What would you like to do today?
Upload New Paper Prescription(s)
Transfer Existing Prescription(s)
Refill Existing Prescription
Prescri
Status

App Screenshots 1.

Media Mentions

Team Story

One day in early 2015, Cary Breese left his doctor's office with a prescription in hand and drove across town to his local pharmacy where he found himself waiting in three separate lines: the first to drop off the prescription, the second to pay (after a 20 minute wait for the medication to be counted out by hand!), and the third to speak to the pharmacist. Cary found himself thinking: in a new world of on-demand where you can order a car to pick you up within a few minutes, or have practically any retail product delivered to your doorstep, how can it be that the status quo for picking up medications requires you to drive to a pharmacy, stand in multiple lines, and often wait for 20-30 minutes or more for your prescription to be prepared?

Cary immediately called his friend and former work colleague, Sumeet Sheokand, a technical wizard. Together they researched the industry and surrounded themselves with industry experts. Cary and Sumeet jumped in and NowRx was born.

Six years later NowRx has 8 licensed facilities spread across Northern California, Southern California and Arizona, and has delivered more than 365,000+ prescriptions to 35,000+ customers.

NowRx is now expanding nationwide, targeting 30 new territories across the US.

https://www.seedinvest.com/nowrx/series.c Page 3 of 14

9/24/21, 3:05 PM NowRx - SeedInvest Page 4 of 14 https://www.seedinvest.com/nowrx/series.c Founders and Oﬃcers Cary Breese CEO AND CO-FOUNDER Cary has more than 15 years experience in senior leadership and is a multiple time CEO, with expertise in technology, healthcare, and ﬁnancial services. He is experienced in large Fortune 500 companies as well as small start-up environments. As an analytical thinker who excels at execution, creating organizational focus, and leading teams in a consultative management style, he is a versatile leader skilled in operations, with strong foundations in both engineering and ﬁnance. He is an expert in lean startup methodology. Sumeet Shoekand CTO AND CO-FOUNDER Technology executive with 19 years of experience. As an entrepreneur at heart, with a record of building solutions from ground up, Sumeet has built teams and led them from vision validation, to product deﬁnition, design, and delivery. He has wide-ranging technology and framework experience, and is interested in building businesses that will delight customers. Key Team Members Melissa Bostock Head of Pharmacy Laemsing Root Pharmacist-in-Charge Notable Advisors & Investors Ulu Ventures Investor, VC Decathlon Caplital Checkmate Capital Terry Cater Advisor, Pharmacy Advisory Jerry Miller Advisor, Over 37 years experience in Pharmacy Beneﬁt Management. Barry Karlin Advisor, Board Member Term Sheet Fundraising Description

9/24/21, 3:05 PM NowRx - SeedInvest Page 5 of 14 https://www.seedinvest.com/nowrx/series.c Round type: Series C Round size: US $73,529,408 Minimum investment: US $998 Target Minimum: US $2,500,000 Key Terms Security Type: Preferred Equity Share price: US $10.85 Pre-Money valuation: US $275,000,000 Additional Terms Closing Conditions SI Securities, LLC has the authority to prevent a closing from occurring if it determines, in its sole discretion, that this investment is no longer suitable at the time of the closing, which includes, but is not limited to, the Company raising at least US $2,500,000 in connection to the current round. Use of Proceeds If Minimum Amount Is Raised R&D/Technology Devel… Marketing & Sales Expansion: Pharmacy O… General & Admin If Maximum Amount Is Raised R&E/Technology Develo… Marketing & Sales Expansion: Pharmacy O… Investor Perks At stepped investment levels, the company plans to oﬀer investment packages that provide various incentives. Returning Investor Bonus Perk: Investors who previously invested in our prior rounds on SeedInvest and subsequently invest in our current Series C, will have all of their investment amounts combined to determine the applicable tier level. For example: If you previously invested $10K before and you now invest an additional $15K in this round, you will be eligible for the $25K perk. The company plans to oﬀer the following beneﬁts at various levels of investment: Reservation Bonus Perks: Tier 1: Investors who reserve $1,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive automatic entry into California Vacation Package Drawing – Two investors will be selected in a random drawing to win a 2-night stay in California, tour a NowRx pharmacy facility, and attend the NowRx Series C celebration dinner with CEO Cary Breese. All travel expenses paid for by NowRx. Additionally, all Tier 1 investors will receive a quarterly investor update email from the CEO.

9/24/21, 3:05 PM NowRx - SeedInvest Page 6 of 14 https://www.seedinvest.com/nowrx/series.c Tier 2: Investors who reserve $5,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive Tier 1 reservation bonus perks plus an Exclusive NowRx Hoodie - 100% cotton "hoodie-style" sweatshirt with NowRx logo, a "Yeti Rambler Mug" with NowRx logo, and get to participate in annual group investor call with the CEO. Tier 3: Investors who reserve $10,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive Tier 2 reservation perks plus participation in a yearly group video chat session with the CEO and a Lucite stock certiﬁcate display showing the number of shares owned and NowRx logo ("tombstone"). Tier 4: Investors who reserve $25,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive Tier 3 reservation perks plus participation in a yearly one-on-one video chat session with the CEO and are invited to attend a group leadership dinner in California. Tier 5: Investors who reserve $50,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive Tier 4 reservation perks plus participation in a quarterly group investor call with the CEO and are invited to a one-time private tour of a NowRx facility with the CEO. Tier 6: Investors who reserve $100,000 or more, and purchase their reserved shares within three weeks of SEC qualiﬁcation will receive Tier 5 reservation perks plus participation in a one-on-one video chat session with the CEO and are invited to an annual private leadership dinner in California and a tour of a NowRx facility with the CEO. Live Perks: Tier 1: Investors who invest $5,000 or more will receive a quarterly investor update email from the CEO. Tier 2: Investors who invest $10,000 or more will receive Tier 1 reservation bonus perks plus a "Yeti Rambler Mug" with NowRx logo and get to participate in annual group investor call with the CEO. Tier 3: Investors who invest $25,000 or more will receive Tier 2 reservation perks plus participation in a yearly group video chat session with the CEO and a Lucite stock certiﬁcate display showing the number of shares owned and NowRx logo ("tombstone") Tier 4: Investors who invest $50,000 or more will receive Tier 3 reservation perks plus participation in a yearly one-on-one video chat session with the CEO and are invited to attend a group leadership dinner in California. Tier 5: Investors who invest $100,000 or more will receive Tier 4 reservation perks plus participation in a quarterly group investor call with the CEO and are invited to a one- time private tour of a NowRx facility with the CEO. Tier 6: Investors who invest $250,000 or more will receive Tier 5 reservation perks plus participation in a one-on-one video chat session with the CEO and are invited to an annual private leadership dinner in California and a tour of a NowRx facility with the CEO. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Please note that due to share price calculations, some ﬁnal investment amounts may be rounded down to the nearest whole share - these will still qualify for the designated perk tier. Additionally, investors must complete the online process and receive an initial email conﬁrmation by the deadline stated above in order to be eligible for perks. Prior Rounds The graph below illustrates the valuation cap or the pre-money valuation of NowRx's prior rounds by year. Pre-Seed (Convertible) Seed (Convertible) Series A (Preferred) Series B (Preferred) Current Series C (Preferred) $0 $50000000 $100000000 $150000000 $200000000 $250000000 $300000000

9/24/21, 3:05 PM NowRx - SeedInvest Page 7 of 14 https://www.seedinvest.com/nowrx/series.c This chart does not represent guarantees of future valuation growth and/or declines. Seed Round Size US $1,345,000 Closed Date Mar 23, 2018 Security Type Convertible Note Valuation Cap US $10,000,000 Pre-Seed Round Size US $2,200,000 Closed Date Jun 2, 2017 Security Type Convertible Note Valuation Cap US $6,000,000 Series A Round Size US $6,796,700 Closed Date Aug 31, 2018 Security Type Preferred Equity Pre-Money valuation US $20,000,000 Series B Round Size US $21,500,000 Closed Date Jun 17, 2020 Security Type Preferred Equity Pre-Money valuation US $65,000,000 Market Landscape Pharmacy Market is INCREASING by $17 billion per year. Telehealth is an additional $61 billion annually. 2017 2018 2019 $0 $100 000 000 000 $200 000 000 000 $300 000 000 000 $400 000 000 000 $500 000 000 000 Traditional Pharmacy Model: In-Store Pickup or Mail Delivery The large players in the industry are currently committed ﬁnancially to a business model that is fundamentally dependent on customers coming into stores to pick up their prescriptions and then buying additional items such as over-the-counter drugs and sundries. In 2017, there were approximately 63,500 traditional pharmacies that dispensed 5.8 billion 30-day prescriptions. The traditional pharmacy model with expansive retail space oﬀering other products beyond prescription medications (such as over-the- counter medications and sundries) creates a strong ﬁnancial incentive for large pharmacy chains to maintain their in-store pickup model for the up-sell opportunity. We believe adopting a free same-day delivery necessarily reduces the up-sell opportunity created by in-store foot traﬃc and thereby undermines the ﬁnancial viability of the thousands of brick and mortar locations that are the backbone of the industry (i.e., industry disruption). Furthermore, we believe the reliance on extensive retail infrastructure by the large pharmacy chains and the apparent lack of automation technology, places them at a signiﬁcant competitive disadvantage in attempting the NowRx free same-day delivery model. In fact, recent attempts at same-day delivery by several industry leaders come with a charge of $8.99 to the customer or $4.99 for next day delivery, a model we believe will be a non-starter for most mainstream pharmacy customers. Current Consumer Options: Option 1 - Free, 2-5 day Mail Delivery

9/24/21, 3:05 PM NowRx - SeedInvest Page 8 of 14 https://www.seedinvest.com/nowrx/series.c Amazon / Pillpack Express Scripts Caremark OptumRx Option 2 - Free, Next Day Delivery (1-2 day) or $8 Same-Day CVS Walgreens Option 3 - Free, Same-Day Delivery / 1 Hour Delivery for $5 NowRx Capsule Medly Alto Pharmacy Risks and Disclosures We could be adversely aﬀected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs. The proﬁtability of our business depends upon the utilization of prescription drugs. Utilization trends are aﬀected by, among other factors, the introduction of new and successful prescription drugs as well as lower-priced generic alternatives to existing brand name drugs. Inﬂation in the price of drugs also can adversely aﬀect utilization, particularly given the increased prevalence of high-deductible health insurance plans and related plan design changes. New brand name drugs can result in increased drug utilization and associated sales, while the introduction of lower priced generic alternatives typically results in relatively lower sales, but relatively higher gross proﬁt margins. Accordingly, a decrease in the number or magnitude of signiﬁcant new brand name drugs or generics successfully introduced, delays in their introduction, or a decrease in the utilization of previously introduced prescription drugs could materially and adversely aﬀect our results of operations. In addition, if we experience an increase in the amounts we pay to procure pharmaceutical drugs, including generic drugs, it could have a material adverse eﬀect on our results of operations. Our gross proﬁt margins would be adversely aﬀected to the extent we are not able to oﬀset such cost increases. Any failure to fully oﬀset any such increased prices and costs or to modify our activities to mitigate the impact could have a material adverse eﬀect on our results of operations. Additionally, any future changes in drug prices could signiﬁcantly diﬀer from our expectations. We derive a signiﬁcant portion of our sales from prescription drug sales reimbursed by a limited number of pharmacy beneﬁt management companies and other third party payors. We derive a signiﬁcant portion of our sales from prescription drug sales reimbursed through prescription drug plans administered by a limited number of pharmacy beneﬁt management (“PBM”) companies. PBM companies typically administer multiple prescription drug plans that expire at various times and provide for varying reimbursement rates, and often limit coverage to speciﬁc drug products on an approved list, known as a formulary, which might not include all of the approved drugs for a particular indication. We cannot assure you that we will continue to participate in any particular PBM company’s pharmacy provider network in any particular future time period. If our participation in the pharmacy provider network for a prescription drug plan administered by one or more of the large PBM companies is restricted or terminated, we expect that our sales would be adversely aﬀected, at least in the short-term. If we are unable to replace any such lost sales, either through an increase in other sales or through a resumption of participation in those plans, our operating results could be materially and adversely aﬀected. If we exit a pharmacy provider network and later resume participation, we cannot assure you that we will achieve any particular level of business on any particular pace, or that all clients of the PBM company will choose to include us again in the pharmacy network for their plans, initially or at all. In addition, in such circumstances we may incur increased marketing and other costs in connection with initiatives to regain former patients and attract new patients covered by such plans. A shift in pharmacy mix toward lower margin plans and programs could adversely aﬀect our results of operations. We seek to grow prescription volume while operating in a marketplace with continuous reimbursement pressure. A shift in the mix of pharmacy prescription volume towards 90-day, Medicare or other programs oﬀering lower reimbursement rates could adversely aﬀect our results of operations. We currently oﬀer limited 90-day fulﬁllments. In addition, preferred Medicare Part D networks have increased in number in recent years; however, we do not participate in all such networks. In the future, we may accept lower reimbursement rates in order to secure preferred relationships with Medicare Part D plans serving senior patients with signiﬁcant pharmacy needs. We intend to develop and expand our relationships with commercial third-party payors to enable new and/or improved market access via participation in the pharmacy provider networks they oﬀer. If we are not able to generate additional prescription volume from patients participating in these programs that is suﬃcient to oﬀset the impact of lower reimbursement, or if the degree or terms of our participation in such preferred networks declines from current levels in future years, our results of operations could be materially and adversely aﬀected. Declines in reimbursement rates that insurance companies pay for prescription medications may adversely impact our gross proﬁt margin and ability to achieve proﬁtability. Our primary source of revenue is based on reimbursements from customer’s health insurance plans, which are largely beyond our control. Reimbursement rates tend to vary over time and across products and health plans. Generally, we have experienced a broader trend of decreasing reimbursement rates impacting our gross proﬁt margin. Although increased sales of OTC products and an increase in our purchasing power to lower our costs of goods sold may oﬀset declining reimbursement rates to some extent, further declines in reimbursement rates may continue to adversely impact our gross proﬁt margins and ability to achieve proﬁtability. We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and constantly evolving. New entrants to the market, existing competitor actions, or other changes in market dynamics could adversely impact us. The level of competition in the retail pharmacy and pharmaceutical wholesale industries is high, with several very large, well-capitalized competitors holding a majority share of the market. Changes in market dynamics or actions of competitors or manufacturers, including industry consolidation and the emergence of new competitors and strategic alliances, could materially and adversely impact our business. Disruptive innovation by existing or new competitors could alter the competitive landscape in the future and require us to accurately identify and assess such changes and make timely and eﬀective changes to our strategies and business model to compete eﬀectively. We face intense competition from local, regional, national and global companies, including drugstore and pharmacy chains, independent drugstores and pharmacies, mail-order pharmacies and various other online retailers, some of which are aggressively expanding in California and markets we may seek to enter. Competition may also come from other sources in the future. As competition increases, a signiﬁcant increase in general pricing pressures could occur, which could require us to reevaluate our pricing structures to remain competitive. For example, if we are not able to anticipate and successfully respond to changes in market conditions, it could result in a loss of customers or renewal of contracts or arrangements on less favorable terms.

9/24/21, 3:05 PM NowRx - SeedInvest Page 9 of 14 https://www.seedinvest.com/nowrx/series.c We purchase a substantial portion of our brand name and generic drugs from a single wholesaler. A disruption in this relationship may have a negative eﬀect on us. We purchase approximately 85% of our brand name and generic drugs from a single wholesaler, McKesson. The remaining 15% is sourced from Independent Pharmacy Cooperative (“IPC”) and several small suppliers. Because McKesson acts as a wholesaler for drugs purchased from ultimate manufacturers worldwide, any disruption in the supply of a given drug, including supply shortages of key ingredients, or regulatory actions by domestic or foreign government agencies, or speciﬁc actions taken by drug manufacturers, could adversely impact McKesson's ability to fulﬁll our demands, which could adversely aﬀect us. While we believe that alternative sources of supply for most generic and brand name pharmaceuticals are readily available, a signiﬁcant disruption in our relationship with McKesson or IPC could make it diﬃcult for us to continue to operate our business on a regular basis until we execute a replacement wholesaler agreement or develop and implement self-distribution processes. We believe we could obtain and qualify alternative sources, including through self-distribution, for substantially all of the prescription drugs we sell on an acceptable basis, and accordingly that the impact of any disruption would be temporary. Because we store, process and use data that contains personal information, we are subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in customer retention, any of which could harm our business. The regulatory environment surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and changing requirements across businesses. We are required to comply with increasingly complex and changing data privacy regulations. Complying with these and other changing requirements could cause us to incur substantial costs and require us to change our business practices in certain jurisdictions, any of which could materially adversely aﬀect our business operations and operating results. We may also face audits or investigations by one or more government agencies relating to our compliance with these regulations. Compliance with changes in privacy and information security laws and standards may result in signiﬁcant expense due to increased investment in technology and the development of new operational processes. If we or those with whom we share information fail to comply with these laws and regulations or experience a data security breach, our reputation could be damaged and we could be subject to additional litigation and regulatory risks. Our security measures may be undermined due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data systems and misappropriate business and personal information. Any such breach or unauthorized access could result in signiﬁcant legal and ﬁnancial exposure, damage to our reputation, and potentially have a material adverse eﬀect on our business operations, ﬁnancial condition and results of operations. A signiﬁcant change in, or noncompliance with, government regulations and other legal requirements could have a material adverse eﬀect on our reputation and proﬁtability. We operate in a complex, highly regulated environment and our operations could be adversely aﬀected by changes to existing legal requirements including the related interpretations and enforcement practices, new legal requirements and/or any failure to comply with applicable regulations. Our business is subject to numerous federal, state and local regulations including licensing and other requirements for pharmacies and reimbursement arrangements. The regulations to which we are subject include, but are not limited to: federal and state registration and regulation of pharmacies and drug discount card programs; dispensing and sale of controlled substances and products containing pseudoephedrine; applicable governmental payor regulations including Medicare and Medicaid; data privacy and security laws and regulations including those under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the ACA or any successor to that act; laws and regulations relating to the protection of the environment and health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances; regulations regarding food and drug safety including those of the Food and Drug Administration (“FDA”) and Drug Enforcement Administration (“DEA”), trade regulations including those of the Federal Trade Commission, and consumer protection and safety regulations including those of the Consumer Product Safety Commission, as well as state regulatory authorities, governing the availability, sale, advertisement and promotion of products we sell; anti-kickback laws; false claims laws; laws against the corporate practice of medicine; and federal and state laws governing health care fraud and abuse and the practice of the profession of pharmacy. For example, the DEA, FDA and various other regulatory authorities regulate the distribution and dispensing of pharmaceuticals and controlled substances. We are required to hold valid DEA and state-level licenses, meet various security and operating standards and comply with the federal and various state controlled substance acts and related regulations governing the sale, dispensing, disposal, holding and distribution of controlled substances. The DEA, FDA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products and impose signiﬁcant criminal, civil and administrative sanctions for violations of these laws and regulations. Changes in laws, regulations and policies and the related interpretations and enforcement practices may alter the landscape in which we do business and may signiﬁcantly aﬀect our cost of doing business. The impact of new laws, regulations and policies and the related interpretations and enforcement practices generally cannot be predicted, and changes in applicable laws, regulations and policies and the related interpretations and enforcement practices may require extensive system and operational changes, be diﬃcult to implement, increase our operating costs and require signiﬁcant capital expenditures. Untimely compliance or noncompliance with applicable laws and regulations could result in the imposition of civil and criminal penalties that could adversely aﬀect the continued operation of our business, including: suspension of payments from government programs; loss of required government certiﬁcations; loss of authorizations to participate in or exclusion from government programs, including the Medicare and Medicaid programs; loss of licenses; and signiﬁcant ﬁnes or monetary penalties. Any failure to comply with applicable regulatory requirements could result in signiﬁcant legal and ﬁnancial exposure, damage our reputation, and have a material adverse eﬀect on our business operations, ﬁnancial condition and results of operations. The company has a history of losses, and may not achieve or maintain proﬁtability in the future. The company has operated at a loss since inception and has raised additional capital and borrowed funds to meet its growth needs. We expect to make signiﬁcant future investments in order to develop and expand our business and develop more advanced technology to operate more eﬃciently, which we believe will result in additional sales and marketing and general and administrative expenses that will require increased sales to recover these additional costs. While net sales have grown in recent periods, this growth may not be sustainable or suﬃcient to cover the costs required to successfully compete. While the company believes its research and development in automation technology will continue to reduce pharmacy labor and operating expense, these technologies are state of the art and have not yet been proven in the industry, so the anticipated gains in eﬃciency are somewhat uncertain and may not emerge as anticipated. Delivery eﬃciency, and the resulting reduction in delivery expense, represents a signiﬁcant factor in the company’s future proﬁtability. As the company gains more customer penetration in the markets in which it operates, we expect more deliveries per square mile per hour will generally result in more eﬃcient routing and higher deliveries per driver per hour (driver-hour). In addition, the company uses state of the art pharmacy management software algorithms to triage new and reﬁll orders to further optimize routing and increase delivery per driver-hour. Should the market penetration and resulting customer density or the algorithms not perform as anticipated, the company may not be able to reduce delivery costs to a level suﬃcient to achieve sustained proﬁtability. The company anticipates that our purchasing power with the wholesale providers will increase as we scale the business, and that this increased purchasing power will lower the price we pay to the wholesalers and reduce our cost of goods sold. The company may not be able to achieve suﬃcient size and/or the dynamics of the wholesale market may change, and this reduction in cost of goods sold may not materialize. The company plans to meaningfully increase average revenue per order (“basket size”) and gross proﬁt per order through the sale of over-the-counter medications and related products. If the company is not successful in its eﬀorts to market and sell these additional products, the increase in basket size and gross proﬁt per order may not materialize as anticipated. We are and may continue to be impacted by the worldwide economic downturn due to the COVID-19 pandemic. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 spread to many countries, including the United States, and in March 2020 was declared to be a pandemic by the World Health Organization. Eﬀorts to contain the spread of COVID-19 intensiﬁed and the United States, Europe and Asia implemented severe travel restrictions and social distancing. The impacts of the outbreak continue to evolve. A widespread health crisis adversely aﬀected and could continue to aﬀect the global economy, resulting in an economic downturn and slow recovery that could negatively impact the value of the company’s shares and investor demand for shares generally. The continued spread of COVID-19 led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely aﬀect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely aﬀect our business, results of operations or ﬁnancial condition. The extent to which COVID-19 aﬀects our ﬁnancial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse eﬀects on general commercial activity and the world economy, and our business and results of operations could be adversely aﬀected to the extent that COVID-19 or any other pandemic harms the global economy generally or impacts consumer demand for prescription drugs. The auditor included a “going concern” note in its audit report. We may not have enough funds to sustain the business until it becomes proﬁtable. Even if we raise funds through this oﬀering, we may not accurately anticipate how quickly we may use the funds and whether these funds are suﬃcient to bring the business to proﬁtability.

NowRx - SeedInvest 9/24/21, 3:05 PM

Please refer to Preliminary Offering Circular for full list of Risk Factors

General Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for theseshares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events \u2014 through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

NowRx's Preliminary Offering Circular

The offering circular is the legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk factors.

Download NowRx's Preliminary Offering Circular here.

Data Room

NAME	LAST MODIFIED	TYPE
Financials (1 file)	Aug 24, 2021	Folder
Fundraising Round (1 file)	Aug 24, 2021	Folder
Miscellaneous (3 files)	Aug 24, 2021	Folder

https://www.seedinvest.com/nowrx/series.c Page 10 of 14

NowRx - SeedInvest 9/24/21, 3:05 PM

NowRx Deal Updates

Septemb
er 20

NowRx continues to provide a 5-star experience to its customers

On Yelp, NowRx continues to be rated 5-stars among its reviewers. As NowRx has continued to grow, the company has maintained a customer-firs... Read more

0 ❤

Septemb
er 2

Learn more about NowRx's newest product, NowRx telehealth, which has achieved 73...

After raising a record-breaking $20M Series B in 2020, NowRx used those funds to continue expansion across the nation and launch a new servi... Read more

0 ❤ 2

August
25

NowRx's Kick-Off Investor Webinar | Wednesday, September 8th at 4pm ET

Register Here: https://us02web.zoom.us/webinar/register/WN_HT14_MsJRi-o6oAhol6Pwg

0 ❤ 5

Join the Conversation

Sign up or log in to join the discussion.

Anthony M. - 9 hrs

Hi NowRx team,
What is the difference between your company and GoodRX which is already a publicly traded company. If you're both competing in the same segment of the market, how will you compete for market share? Thanks

Did you find this comment...

Helpful 0 **Unhelpful** 0

Kyle L. - 2 days

Hi Cary,
I'm not sure if it has been asked yet, however, are there any plans to integrate with the VA (Veterans Administration) in the future? Either short-term or long-term? Another question is about integrating with marijuana companies/ dispensaries? Would that be in the pipeline as well? Since this is a majority California company. Or would that come in time once the government makes that legal across the board?
Regards,
Kyle L.

Did you find this comment...

Helpful 1 **Unhelpful** 0

https://www.seedinvest.com/nowrx/series.c Page 11 of 14

9/24/21, 3:05 PM NowRx - SeedInvest Page 12 of 14 https://www.seedinvest.com/nowrx/series.c Miteshkumar P. · 4 days Hello Mr. Cary, I really appreciate for providing answers to my questions below. In future, I believe that it would be a great service if NowRx can provide ﬂu shots, COVID-19 vaccines, shingles vaccine, etc. to its patients at their homes. This would certainly be beneﬁcial to handicapped or disabled people who are living alone and cannot drive. My 78 years old aunt was looking for this type of service before she passed away in May 2021 since she was living alone and cannot driver her car due to her disability. She had cancer and bones from her both legs were removed and put near her jaws during her two intense 14 hour surgeries. Hence, she was not able to walk and drive her car. Obviously, this is just my recommendation since I saw my aunt across this kind of situation. I believe that there would be more people around the country who might be going through a similar or the identical situation. Once again, all the best to NowRx. Mitesh Patel Did you ﬁnd this comment... Helpful 1 Unhelpful 0 0 Cary B. · Team Member · 4 days Hi Mitesh, Yes, I can understand the need for people such as your aunt that go through such a terrible time and need help with medications and other services delivered at home. This is something we continue to evaluate, particularly as the telehealth industry becomes more prevalent and care at home becomes part of that solution. Best regards, Cary View More Posts Frequently Asked Questions About Reg A Oﬀerings What does it mean that the SEC has qualiﬁed this oﬀering? "The SEC has qualiﬁed this oﬀering" means the SEC has permitted NowRx to oﬀer for sale the securities described in the Oﬀering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the oﬀering and information in the Oﬀering Circular. Making an Investment in NowRx How does investing work? When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by NowRx. Once NowRx accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to NowRx in exchange for your securities. At that point, you will be a proud owner in NowRx. What is the diﬀerence between preferred equity and a convertible note? Preferred equity is usually issued to outside investors and carries rights and conditions that are diﬀerent from that of common stock. For example, preferred equity may include rights that prevent or minimize the eﬀects of dilution or grants special privileges in situations when the company is sold. A convertible note is a unique form of debt that converts into equity, usually in conjunction with a future ﬁnancing round. The investor eﬀectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of ﬁnancing. To learn more about startup investment types check out “How to Choose a Startup Investment” in our academy.

NowRx - SeedInvest 9/24/21, 3:05 PM

What will I need to complete my investment?

To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information
3. Net worth and income information
4. Social Security Number or passport
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?

Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your securities have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please go to your portfolio page by clicking your profile icon in the top right corner.

After My Investment

How can I sell my securities in the future?

Currently there is no market or liquidity for these securities. Right now NowRx does not plan to list these securities on a national exchange or another secondary market. At some point NowRx may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when NowRx either lists their securities on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?

You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?

This is NowRx's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the NowRx's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about NowRx's fundraise that you should review before investing.

What are the risks of this investment?

This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information and risks disclosed in NowRx's profile and Offering Circular.

Browse Investments

COMPANY	HOW IT WORKS	LEARN	JOIN	LEGAL
About Us	Invest	Equity Crowdfunding	Investors	Terms of Use
Meet The Team	Raise	Academy	Entrepreneurs	Privacy Policy
Case Studies	Regulation A	Blog		Cookie Notice
Press & Media Kit				Legal Documents
FAQs				

Check out the background of our broker-dealer and investment professionals on FINRA's broker/check.

This site is operated by SeedInvest Technology, LLC ("SeedInvest"), which is not a registered broker-dealer. SeedInvest does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included on this site is the responsibility of, the applicable issuer of such securities. SeedInvest has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither SeedInvest nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information on this site or the use of information on this site. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy.

All securities-related activity is conducted by SI Securities, LLC ("SI Securities"), an affiliate of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. SI Securities does not make investment recommendations and no communication, through this website or in any other medium should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, and start-up investments in particular, are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

SI Securities does not provide custody services in connection any investments made through the platform. Customer securities and account balances, not held directly by the customer or in escrow, are held by New Direction Trust Company ("NDTCO") for the benefit of customers. NDTCO is an unaffiliated limited purpose trust company chartered under the laws of the State of Kansas.

https://www.seedinvest.com/nowrx/series.c Page 13 of 14

NowRx - SeedInvest 9/24/21, 3:05 PM

© 2021 SeedInvest Technology, LLC · Made with care in NYC

https://www.seedinvest.com/nowrx/series.c Page 14 of 14

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - NowRx | SeedInvest's Record Fundraise is Back

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

NowRx | SeedInvest's Record Fundraise is Back

1 message

SeedInvest <contactus@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Fri, Sep 10, 2021 at 2:57 PM

seedinvest

Now Accepting Reservations



NowRx returns for its Series C after oversubscribing its $20M Series B

NowRx is a digital health platform that provides same day pharmacy delivery and telehealth services using proprietary software and robotics. The company has returned to SeedInvest after four previously successful funding rounds. Since its last round, the company launched NowRx Telehealth, a new telehealth product that offers live support and prescription services for a variety of conditions including HIV PrEP and hair loss, targeting the $61B Telehealth market.

Campaign highlights include:

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542295014767972&simpl=msg-f%3A1710542295014767972 1/3

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - NowRx | SeedInvest's Record Fundraise is Back

- **Revenue** | NowRx generated over $13.4M in revenue in 2020, a near 90% YoY increase from 2019; achieved $9.79M in H1 2021 revenue, a 70% YoY increase (2021 figures unaudited, preliminary, and subject to change).
- **Expansion** | In the last 12 months, the company expanded from two (2) territories to five (5), throughout Northern California, Southern California, and Phoenix, Arizona.
- **Record-Breaking Fundraise** | NowRx successfully raised four funding rounds on SeedInvest. Its last oversubscribed $20M Series B is SeedInvest's largest raise to date.

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. Those who reserve and subsequently invest will also receive bonus perks.

A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Reservation Bonus Perks

NowRx is offering bonus investor perks to individuals that reserve shares and then later purchase their reserved shares. Perks include a vacation sweepstakes entry, branded merchandise, and meeting the CEO. **The company is also offering an additional bonus perk to returning investors.** Learn more.

Want to keep up to date on NowRx's company updates and events? Be sure to click the "Follow" button to be subscribed to new announcements.

---

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542295014767972&simpl=msg-f%3A1710542295014767972 2/3

9/10/21, 2:59 PM Circle Internet Financial Inc. Mail - NowRx | SeedInvest's Record Fundraise is Back

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

Copyright © 2021 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1710542295014767972&simpl=msg-f%3A1710542295014767972 3/3